UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below are qualified in their entirety by the full text of the documents to which they refer, which documents are filed herewith.

Item 3.03 Material Modification to Rights of Security Holders

On May 2, 2007, Lyondell Chemical Company ("Lyondell") announced that as of 5:00 p.m. EDT on May 1, 2007, it has received consents from holders constituting a majority in principal amount of its outstanding 10.5% Senior Secured Notes due 2013 (the "2013 Notes") pursuant to its previously announced consent solicitation. Thus, the amendment to the Indenture governing the 2013 Notes has been approved. The Indenture governing the 2013 Notes among Lyondell, the subsidiary guarantors party thereto, and The Bank of New York as Trustee previously required Lyondell to refinance subordinated debt with new subordinated debt. The Supplemental Indenture permits the refinancing of subordinated debt with senior debt. The Supplemental Indenture became effective on May 2, 2007 and is being filed with this Current Report on Form 8-K as Exhibit 4.15(d).

Lyondell also announced that, as of 5:00 p.m. EDT on May 1, 2007, approximately $270 million in aggregate principal amount of its 11.125% Senior Secured Notes due 2012 (the "2012 Notes"), representing approximately 97% of the outstanding principal amount of the 2012 Notes, have been tendered pursuant to its previously announced cash tender offer and consent solicitation. The amount tendered constitutes a majority in principal amount of the outstanding 2012 Notes. Thus, amendments to the Indenture governing the 2012 Notes among Lyondell, the subsidiary guarantors party thereto, and The Bank of New York as Trustee have been approved. The amendments include the elimination of substantially all the restrictive covenants, certain events of default and certain other provisions. The Supplemental Indenture became effective on May 2, 2007 and is being filed with this Current Report on Form 8-K as Exhibit 4.12(d).

The press release regarding these matters is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

    Exhibits

4.12(d) Third Supplemental Indenture dated as of May 2, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 11.125% Senior Secured Notes due 2012

4.15(d) Third Supplemental Indenture dated as of May 2, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 10.5% Senior Secured Notes due 2013

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President and

General Counsel

Date: May 2, 2007

INDEX TO EXHIBITS

Exhibit

Number Description

4.12(d) Third Supplemental Indenture dated as of May 2, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 11.125% Senior Secured Notes due 2012

4.15(d) Third Supplemental Indenture dated as of May 2, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 10.5% Senior Secured Notes due 2013

99.1 Press Release